UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2016
CHS Inc.
_______________________________________
(Exact name of registrant as specified in its charter)

Minnesota	001-36079	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2016, CHS Inc. (“CHS” or the “Company”) appointed Jean Briand its Senior Vice President, Finance and Chief Accounting Officer. In this role, Mr. Briand will be responsible for enterprise wide financial control, planning and reporting. In connection with this appointment, on November 28, 2016, Mr. Briand superseded Theresa Egan as the Company’s principal accounting officer. Ms. Egan will continue in her current role as its Vice President, Accounting and Corporate Controller.

Mr. Briand, 44, joined CHS in March 2015 as Senior Vice President, Finance, Ag Business. Prior to joining CHS, from May 2006 through February 2015, he worked for the Nestlé Waters North America Company (“Nestlé Waters North America”), a leading U.S. and Canadian bottled water company. From August 2012 to February 2015, Mr. Briand was the Chief Financial Officer of U.S. Retail at Nestlé Waters North America, where he led financial planning and reporting. From January 2010 until August 2012, Mr. Briand was the Vice President of Finance of Nestlé Waters North America’s Walmart business and from May 2006 through December 2009, he was the Controller of Nestlé Waters North America. Prior to joining Nestlé Waters North America, Mr. Briand spent three years as the Assistant Controller at Pitney Bowes, a provider of informed mail and messaging management equipment.

There are no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 30, 2016	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer